SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2004

Neose Technologies, Inc.
 (Exact name of issuer as specified in charter)

DELAWARE	0-27718	13-3549286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

102 Witmer Road,
Horsham, Pennsylvania 19044
 (Address of principal executive offices)

(215) 315-9000
 (Registrant’s telephone number, including area code)

Item 5 -Other Events.

          On June 26, 2003, the Securities and Exchange Commission (the “Commission”) declared effective the Registration Statement on Form S-3 (File No. 333-106327) (the “Registration Statement”) of Neose Technologies, Inc. (the “Company”), which permits the Company to issue up to an aggregate of $75,000,000 of common stock. The prospectus dated June 26, 2003 included in the Registration Statement is referred to as the “Prospectus”.

          On May 18, 2004, the Company issued a press release announcing that it had entered into an agreement to sell on an agency basis up to 5,000,000 shares of the Company’s common stock at a price to the public of $6.77 per share (the “Shares”). J.P. Morgan Securities Inc. and UBS Securities LLC are acting as lead placement agent and co-placement agent, respectively, in connection with the offering of the Shares. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

          The Company filed with the Commission on May 18, 2004 the Prospectus, together with a supplement to the Prospectus, dated May 17, 2004, relating to the issuance and sale of the Shares. In connection with the filing of the Prospectus and Prospectus Supplement with the Commission and the offering of the Shares, the Company is filing the Placement Agent Agreement relating thereto and a legal opinion of Pepper Hamilton LLP relating to the Shares as part of this Current Report on Form 8-K as Exhibits 99.2 and 5.1, respectively.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)     Financial Statements of Businesses Acquired: None

          (b)     Pro Forma Financial Information: None

          (c)     Exhibits: Reference is made to the Exhibit Index annexed hereto and made a part hereof.

Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEOSE TECHNOLOGIES, INC.

Date: May 18, 2004	By:	/s/ C. BOYD CLARKE

C. Boyd Clarke
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description

Exhibit 5.1	Opinion of Pepper Hamilton LLP

Exhibit 23.1	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)

Exhibit 99.1	Press Release dated May 18, 2004

Exhibit 99.2	Placement Agent Agreement dated May 17, 2004, by and among Neose Technologies, Inc., J.P. Morgan Securities Inc. and UBS Securities LLC